PRICING SUPPLEMENT


                        Filed pursuant to Rule 424(b)(5)
                      Registration Statement No. 333-129157
                  Pricing Supplement No. 3 Dated June 26, 2006
                     (To Prospectus dated March 15, 2006 and
                   Prospectus Supplement dated March 15, 2006)
                                CUSIP: 02003MAT1


                          Allstate Life Global Funding
                            Secured Medium Term Notes
                                 Issued Through
                    Allstate Life Global Funding Trust 2006-3

     The description in this pricing supplement of the particular terms of the Secured Medium Term Notes offered hereby (the "Notes"), the Funding Agreement(s) (specified below) issued by Allstate Life Insurance Company ("Allstate Life") and deposited into Allstate Life Global Funding Trust 2006- 3 (the "Trust") by Allstate Life Global Funding ("Global Funding") and the Funding Note (specified below) issued by Global Funding to the Trust supplements the description of the general terms and provisions of the notes, the funding agreements and the funding notes set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

     The Notes will represent the obligations of the issuing entity only and will not represent the obligations of, or interest in, any other person or entity, including Global Funding, Allstate Life or any of their respective affiliates. The Notes will constitute asset-backed securities within the meaning of Regulation AB under the Securities Act of 1933, as amended.


                                    THE NOTES

Principal Amount:  $500,000,000                              Agent(s) Discount:  0.0000%

Issue Price:  100%                                           Original Issue Date:  June 30, 2006

Net Proceeds to the Trust:  $500,000,000                     Stated Maturity Date:  June 30, 2008

Specified Currency:  U.S. Dollars

Interest Payment Dates: March 30, June 30, September 30      Depositary: The Depository Trust Company
and December 30 in each year

Initial Interest Payment Date:  September 30, 2006

Regular Record Date:                                         15 calendar days prior to the Interest Payment Date

Fiscal Year of Trust (not applicable unless different than as specified in the prospectus and prospectus supplement):


Type of Interest Rate:                                       [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Notes:                                            [ ] Yes  [X] No.  If, Yes,

Interest Rate:

Floating Rate Notes:                                         [X] Yes  [ ] No.  If, Yes,
Regular Floating Rate Notes:                                 [X] Yes  [ ] No.  If, Yes,
         Interest Rate:                                      Interest Rate Basis plus Spread
         Interest Rate Basis(es):                            See below

Inverse Floating Rate Notes:                                 [ ] Yes  [X] No.  If, Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes:                              [ ] Yes  [X] No.  If, Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

Initial Interest Rate, if any:                               Interest Rate Basis plus the Spread determined on the
                                                             second London banking day preceding the Original Issue Date

Initial Interest Reset Date:                                 September 30, 2006

Interest Rate Basis(es). Check all that apply:
         [  ] CD Rate                                        [  ] Federal Funds Rate
         [  ] CMT Rate                                       [X] LIBOR
         [  ] Commercial Paper Rate                          [  ] EURIBOR
         [  ] Constant Maturity Swap Rate                    [  ] Prime Rate
         [  ] Eleventh District Cost of Funds                [  ] Treasury Rate
         [  ] Federal Fund Open Rate

If LIBOR:

LIBOR Page:                                                  3750

[X ] LIBOR Moneyline Telerate:                               [ ] LIBOR Reuters:

LIBOR Currency:                                              U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

If CMT Moneyline Telerate Page 7052:                         [ ] Weekly Average

                                                             [ ] Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                              Three months

Spread (+/-):                                                +0.00%

Spread Multiplier:                                           Not applicable

Interest Reset Date(s):                                      Each Interest Payment Date

Interest Determination Date(s):                              The second London banking day preceding the related
                                                             Interest Reset Date

Maximum Interest Rate, if any:                               Not applicable

Minimum Interest Rate, if any:                               Not applicable

Calculation Agent, if any:                                   J.P. Morgan Trust Company, National Association

Exchange Rate Agent, if any:                                 Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:                                            [ ] Yes  [X ] No.  If, Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Discount Notes:                                              [ ] Yes  [X ] No.  If, Yes,
         Total Amount of Discount:
         Initial Accrual Period of Discount:
         Additional/Other Terms:

Redemption Provisions:                                       [ ] Yes  [X ] No.  If, Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage

Reduction (if any):
         Redemption:                                         [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                   [ ] Yes  [X] No.  If, Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                          [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:                                 [ ] Yes  [X ] No.  If Yes, Name of Exchange:

Authorized Denominations:                                    $1,000

Ratings:

The Notes issued under the Program are rated "AA" by Standard & Poor's, a division of The Mc-Graw Hill Companies, Inc. ("S&P"). It is anticipated that
Moody's  Investors  Service,  Inc.  ("Moody's") will rate the Notes "Aa2" on the
Original Issue Date.

Agent(s) Purchasing Notes as Principal:                               [X ] Yes  [ ] No.  If Yes,

Agent(s)                                                              Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    $500,000,000
Total:                                                                $500,000,000

Agent(s) Acting as Agent:                                             [ ] Yes  [X ] No.  If Yes,

Agent(s)                                                              Principal Amount

Total:

         Additional/Other Terms:                                      Not applicable

         Special Tax Considerations:                                  Not applicable

                            THE FUNDING AGREEMENT(S)

Funding Agreement Issuer:                                             Allstate Life Insurance Company

Funding Agreement No.:                                                FA - 41093

Deposit Amount:                                                       $500,000,000

Issue Price:                                                          100%

Net Deposit Amount:                                                   $500,000,000

Effective Date:                                                       June 30, 2006

Specified Currency:                                                   U.S. Dollars

Interest Payment Dates:                                               March 30, June 30, September 30 and December 30
                                                                      in each year

Initial Interest Payment Date:                                        September 30, 2006

Type of Interest Rate:                                                [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Funding Agreement:                                         [ ] Yes  [X ] No.  If Yes,

Interest Rate:

Floating Rate Funding Agreement:                                      [X ] Yes  [ ] No.  If Yes,

Floating Rate Funding Agreement:                                      [X] Yes  [ ]  No.  If Yes,
         Interest Rate:                                               Interest Rate Basis plus Spread
         Interest Rate Basis(es):                                     See below

Inverse Floating Rate Funding Agreement:                              [ ] Yes  [X ] No.  If Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:                           [ ] Yes]  [X ] No.  If Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Rate Basis(es).  Check all that apply:
         [  ]  CD Rate
         [  ]  CMT Rate                                               [  ]  Commercial Paper Rate
         [  ]  Constant Maturity Swap Rate                            [  ]  Eleventh District Cost of Funds Rate
         [X]  LIBOR                                                   [  ]  Federal Funds Open Rate
         [  ]  EURIBOR                                                [  ]  Federal Funds Rate
         [  ]  Prime Rate                                             [  ]  Treasury Rate
If LIBOR:

LIBOR Page:                                                           3750

[X ]  LIBOR Moneyline Telerate:                                       [  ]  LIBOR Reuters:

LIBOR Currency:                                                       U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

                                                                      [  ]  Weekly Average
If CMT Moneyline Telerate Page 7052:                                  [  ]  Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                                       Three months

Spread (+/-):                                                         +0.00%

Spread Multiplier:                                                    Not applicable

Interest Reset Date(s):                                               Each Interest Payment Date

Interest Determination Date(s):                                       The second London banking day preceding the
                                                                      related Interest Reset Date

Maximum Interest Rate, if any:                                        Not applicable

Minimum Interest Rate, if any:                                        Not applicable

Calculation Agent, if any:                                            J.P. Morgan Trust Company, National Association

Day Count Convention:                                                 Actual/360

Amortizing Funding Agreement:                                         [  ] Yes  [ X ] No.  If Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Additional/Other Terms:

Discount Funding Agreement:                                           [  ] Yes  [X  ] No.  If Yes,

Total Amount of Discount:
         Initial Accrual Period of Discount:

         Additional/Other Terms:

Redemption Provisions:                                                [  ] Yes  [ X ] No. If Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage Reduction
         (if any):
         Redemption:                                                  [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                            [  ] Yes  [ X ] No.  If Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                                   [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

The Funding Agreements issued under the Program are rated AA by S&P. It is anticipated that the Funding Agreement(s) will be rated Aa2 by Moody's on the Original Issue Date.

Additional/Other Terms, if any:

Special Tax Considerations:


                                THE FUNDING NOTE

Funding Note Issuer:                                                  Allstate Life Global Funding

Funding Note No.:                                                     FA - 41093

Principal Amount:                                                     $500,000,000

The Funding Note will otherwise have payment and other terms substantially similar to the Funding Agreement(s) and the Notes, except that the terms of the Funding Note will provide that it will be cancelled immediately upon the sale of, and deposit into, the Trust by Global Funding of the Funding Agreement(s).